UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2021

UNION ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39089	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1425 Brickell Ave., #57B Miami, FL	33131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 306-2522

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2021, the business combination (the “Business Combination”) by and among Union Acquisition Corp. II (the “Registrant”, “Union”, or “SPAC”), Crynssen Pharma Group Limited, a private limited liability company registered and incorporated under the laws of Malta (the “Company”), Procaps Group, S.A., a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg (“Procaps Group”) and OZLEM Limited, an exempted company incorporated under the laws of the Cayman Islands (“Merger Sub”) was completed pursuant to the terms of the Business Combination Agreement, dated March 31, 2021 (as amended and/or restated from time to time, the “Business Combination Agreement” and the transactions contemplated thereby the “Transactions”). Capitalized terms used but not defined herein shall have the respective meanings set forth in the Business Combination Agreement.

Pursuant to the Business Combination Agreement, (i) Merger Sub merged with and into SPAC, with SPAC surviving such merger and becoming a direct wholly-owned subsidiary of Procaps Group (the “Merger”) and, in the context of the Merger, (a) all ordinary shares of SPAC, par value $0.0001 per share (“SPAC Ordinary Shares”), outstanding were exchanged with Procaps Group for the right to receive ordinary shares of Procaps Group, nominal value $0.01 per share (“Procaps Ordinary Shares”), pursuant to a share capital increase of Procaps Group, (b) each warrant entitling the holder to purchase one SPAC Ordinary Share (as contemplated under the warrant agreement, by and between Union and Continental Stock Transfer & Trust Company (“Continental”) dated as of October 17, 2019 (the “SPAC Warrant Agreement”), at an exercise price of $11.50 per SPAC Ordinary Share (the “SPAC Warrants”)), became warrants of Procaps Group (the “Procaps Group Warrants”) exercisable for Procaps Ordinary Shares on substantially the same terms as the SPAC Warrants, and (c) Procaps Group entered into an assignment, assumption and amendment agreement with SPAC and Continental, as warrant agent, to amend and assume SPAC’s obligations under the SPAC Warrant Agreement to give effect to the conversion of SPAC Warrants to Procaps Group Warrants; (ii) immediately following the consummation of the Merger and prior to the Exchange (as defined below), Procaps Group redeemed all 4,000,000 redeemable A shares of Procaps Group, nominal value $0.01 per share (the “Redeemable A Shares”), held by the Company as a result of the incorporation of Procaps Group at their nominal value; (iii) immediately following the consummation of the Merger and the redemption of all the Redeemable A Shares, pursuant to those certain individual contribution and exchange agreements entered into by and among Procaps Group, the Company and each of the shareholders of the Company (the “Company Shareholders”) dated as of March 31, 2021, as any of them may have been amended on September 29, 2021, each of the Company Shareholders, effective on the Exchange Effective Time, contributed its respective ordinary shares of the Company, nominal value $1.00 per share (“Company Ordinary Shares”), to Procaps Group in exchange for Procaps Ordinary Shares, and, in the case of the International Finance Corporation (“IFC”), Procaps Ordinary Shares and 4,500,000 redeemable B shares of Procaps Group, nominal value $0.01 per shares (“Redeemable B Shares”), which were subscribed for by each such Company Shareholder (such contributions and exchanges of Company Ordinary Shares for Procaps Ordinary Shares and, in the case of IFC, Procaps Ordinary Shares and Redeemable B Shares, collectively, the “Exchange”); (iv) as a result of the Exchange, the Company became the direct wholly-owned subsidiary of Procaps Group and the Company Shareholders became holders of issued and outstanding Procaps Ordinary Shares; and (v) immediately following the Exchange, Procaps Group redeemed 4,500,000 Redeemable B Shares from IFC for a total purchase price of $45,000,000 in accordance with that certain share redemption agreement entered into by and between Procaps Group and IFC on March 31, 2021, as amended on September 29, 2021.

On September 29, 2021 Union and Procaps Group issued a joint press release announcing the consummation of the Business Combination, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The Exhibit Index is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint Press Release of Union and Procaps Group, dated September 29, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Acquisition Corp. II
Dated: October 1, 2021
	By:	/s/ Ruben Minski
	Name:	Ruben Minski
	Title:	Director

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